Exhibit 99.7

NON-RECOURSE GUARANTY

This Non-Recourse Guaranty is entered into by Cambrian Energy McCommas Bluff LLC, a Delaware limited liability company (“Guarantor”) as of August 15, 2008 in favor of Clean Energy, a California corporation (“Lender”), with reference to following facts:

RECITALS

A.                                   Pursuant to the Loan Agreement of even date herewith (as amended, restated, extended, supplement, or otherwise modified from time to time, the “Loan Agreement”), between CE Dallas Renewables LLC, a Delaware limited liability company (collectively with its successors and assign, including, without limitation, DCE, “Borrower”) and Lender, Lender has agreed to provide certain credit facilities to Borrower.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Loan Agreement.

B.                                     As a condition to the availability of the credit facilities referred to above, Guarantor is required to enter into this Guaranty and to guaranty the obligations as hereinafter provided.

C.                                     In connection with this Guaranty, Guarantor has entered into the Pledge Agreement of even date herewith (as amended, restated, extended, supplemented, or otherwise modified from time to time, the “Pledge Agreement”) in favor of Lender, pursuant to which Guarantor has pledged the collateral described therein in order to secure Guarantor’s obligations hereunder.

D.                                    Guarantor is a member of Borrower and as such expects to realize direct and indirect benefits from the availability of the aforementioned credit facilities to Borrower.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

1.  The Guaranty.  Guarantor hereby unconditionally, absolutely and irrevocably guarantees the full and prompt payment and performance of  all Indebtedness of Borrower to Lender when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter.  The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness now or hereafter owing from Borrower to Lender.  The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.  This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor.  Guarantor’s liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor’s execution of this Guaranty and thereafter that would not render Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.  This Guaranty is a guaranty of payment and performance when due and not of collection.

2.  Non-Recourse.  Notwithstanding anything contained in this Guaranty to the contrary, the only recourse of Lender for the satisfaction of the liability of Guarantor under this Guaranty shall be to foreclose upon the collateral pledged by Guarantor to Lender under the Pledge Agreement, it being the express intention of Guarantor and Lender that in no event shall Lender seek any monetary deficiency judgment against Guarantor for the payment of the Indebtedness.

3.  Definitions.  The following terms shall have the definitions set forth below:

(a)  “Loan Documents” shall mean the Loan Agreement, and any and all promissory notes, deeds of trust, mortgages, security agreements, agreements, instruments, and other documents executed in connection with the Loan Agreement, all as now in effect and as hereafter amended, restated, extended, supplemented, or otherwise modified from time to time.

(b)  “Indebtedness” shall mean any and all debts, liabilities, and obligations of Borrower to Lender arising under or related to the Loan Documents, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Lender by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Lender for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable.  Indebtedness includes, without limitation, all obligations of Borrower to Lender for reasonable attorneys’ fees and all other costs and expenses incurred by Lender in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Lender.

4.  Obligations Independent.  The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.  Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

5.  Rights of Lender.  Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to:

(a)  renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

(b)  receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c)  apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine;

(d)  release or substitute any one or more of any endorsers or other guarantors of any of the Indebtedness; and

(e)  permit the Indebtedness to exceed Guarantor’s liability under this Guaranty, and Guarantor agrees that any amounts received by Lender from any source other than Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by Guarantor.

6.  Guaranty to be Absolute.  Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty.  Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Lender described in the immediately preceding paragraph of this Guaranty.  It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

7.  Guarantor’s Waivers of Certain Rights and Certain Defenses.  Guarantor waives:

(a)  any right to require Lender to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Lender’s power whatsoever;

(b)  any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

(c)  any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; and

(d)  the benefit of any statute of limitations affecting Guarantor’s liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

8.  Waiver of Subrogation.  Until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

9.  Waiver of Notices.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrower to Lender, and notices of any fact that might increase Guarantor’s risk.

10.  Waivers of Other Rights and Defenses.

(a)  Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(b)  Guarantor waives all rights and defenses that Guarantor may have because any of the Indebtedness is secured by real property.  This means, among other things:  (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Lender forecloses on any real property collateral pledged by Borrower:  (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Indebtedness is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c)  Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

11.  Subordination.  Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Lender or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Indebtedness.  In addition to Guarantor’s waiver of any right of subrogation as set forth in this

Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Lender, Guarantor agrees that, if Lender so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, unless expressly permitted by the Loan Documents.  If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Lender may have on any such property.

12.  Revocation of Guaranty.

(a)  This Guaranty may be revoked at any time by Guarantor in respect to future transactions.  Such revocation shall be effective upon actual receipt by Lender, at the address shown below or at such other address as may have been provided to Guarantor by Lender, of written notice of revocation.  Revocation shall not affect any of Guarantor’s obligations or Lender’s rights with respect to transactions committed or entered into prior to Lender’s receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Lender authorized hereunder.  Revocation by Guarantor shall not affect any obligations of any other guarantor.

(b)  Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

13.  Reinstatement of Guaranty.  If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Guarantor or Borrower to Lender is rescinded or must be returned by Lender to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

14.  Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Lender.

15.  No Setoff or Deductions; Taxes.

(a)  Guarantor represents and warrants that it is organized and resident in the United States of America.  All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.  If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Lender so that no withholding tax is imposed on the payment.  Notwithstanding the foregoing, if Guarantor makes a payment under this Guaranty to which withholding tax applies or if any taxes (other than taxes on net income (i) imposed by the country or any subdivision of the country in which Lender’s principal office is located and (ii) measured by the United States taxable income Lender would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Lender receives the sum it would have received had no such deduction or withholding been made (or, if Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Lender such additional amounts as will result in Lender receiving the sum it would have received had no such deduction or withholding been made).  Further, Guarantor shall also pay to Lender, on demand, all additional amounts that Lender specifies as necessary to preserve the after-tax yield Lender would have received if such taxes had not been imposed.

(b)  Guarantor shall promptly provide Lender with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

16.  Information Relating to Borrower.  Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Loan Documents as Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to Guarantor contained therein, and shall have sole responsibility to obtain from Borrower any information required by Guarantor about any modifications thereto.  Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition or business operations as Guarantor may require, and that Lender has no duty, and Guarantor is not relying on Lender, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

17.  Borrower’s Authorization.  It is not necessary for Lender to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor’s liability set forth herein.

18.  Change of Status.  Guarantor shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity.  Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Lender and (b) all Guarantor’s obligations under this Guaranty are assumed in writing by the new business entity.

19.  Remedies.  If Guarantor fails to fulfill its duty to pay all Indebtedness guaranteed hereunder, Lender shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law.  Without limiting the foregoing to the extent permitted by law, Lender may, at its option and without notice or demand:

(a)  declare any Indebtedness due and payable at once;

(b)  take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Lender may impose reasonable conditions upon any such sale.  Further, Lender, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever.  Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and

(c)  set off against any or all liabilities of Guarantor all money owed by Lender or any of its agents or affiliates in any capacity to Guarantor, whether or not due, and also set off against all other liabilities of Guarantor to Lender all money owed by Lender in any capacity to Guarantor.  If exercised by Lender, Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

20.  Notices.  All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, in the case of Guarantor, and to the address on the signature page of the Loan Agreement, in the case of Lender, or sent by facsimile to the fax numbers listed on such signature pages, or to such other addresses as Lender and Guarantor may specify from time to time in writing.  Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

21.  Successors and Assigns.  This Guaranty (a) binds Guarantor and Guarantor’s executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender, and (b) inures to the benefit of Lender and Lender’s indorsees, successors, and assigns.  Lender may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, pledge as collateral, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part.  Guarantor agrees that Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Lender’s possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

22.  Amendments, Waivers, and Severability.  No provision of this Guaranty may be amended or waived except in writing.  No failure by Lender to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

23.  Costs and Expenses.  Guarantor agrees to pay all reasonable attorneys’ fees, and all other costs and expenses that may be incurred by Lender (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

24.  Governing Law and Jurisdiction.  This Guaranty shall be governed by and construed and enforced in accordance with the law of the State of California.  To the extent that Lender has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive Lender of such rights and remedies as may be available under federal law. Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against Borrower, to which jurisdiction Guarantor irrevocably submits and to which venue Guarantor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  It is provided, however, that if Guarantor owns property in another state, notwithstanding that the forum for enforcement action is elsewhere, Lender may commence a collection proceeding in any state in which Guarantor owns property for the purpose of enforcing provisional remedies against such property.  Service of process by Lender in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

25.  Dispute Resolution Provision.  This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.”  This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.

(a)  This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement, including, without limitation, the Pledge Agreement (collectively a “Claim”).  For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)  At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c)  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision.  In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)  The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e)  Except as waived by Guarantor in this Guaranty, the arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (j) of this Dispute Resolution Provision.  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)  The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Lender secured by real property.  In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration.

(g)  To the extent any Claims are not arbitrated, to the extent permitted by law the Claims shall be resolved in court by a judge without a jury, except any Claims which are brought in California state court shall be determined by judicial reference as described below.

(h)  Any Claim which is not arbitrated and which is brought in California state court will be resolved by a general reference to a referee (or a panel of referees) as provided in California Code of Civil Procedure Section 638.  The referee (or presiding referee of the panel) shall be a retired Judge or Justice.  The referee (or panel of referees) shall be selected by mutual written agreement of the parties.  If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative) as provided in California Code of Civil Procedure Section 638 and the following related sections.  The referee shall determine all issues in accordance with existing California law and the California rules of evidence and civil procedure. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644(a) and 645.  The parties reserve the right to seek appellate review of any judgment or order, including but not limited to, orders pertaining to class certification, to the same extent permitted in a court of law.

(i)  This Dispute Resolution Provision does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.  The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration or judicial reference.

(j)  Any arbitration, judicial reference or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”).  Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court or referee and not by an arbitrator.  The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver.  The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(k)  By agreeing to binding arbitration or judicial reference, the parties irrevocably and voluntarily waive any right they may have to a trial by jury as permitted by law in respect of any Claim.  Furthermore, without intending in any way to limit this Dispute Resolution Provision, to the extent any Claim is not arbitrated or submitted to judicial reference, the parties irrevocably and voluntarily waive any right they may have to a trial by jury to the extent permitted by law in respect of such Claim.  This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable.  WHETHER THE CLAIM IS DECIDED BY ARBITRATION, BY JUDICIAL REFERENCE, OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

26.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT THE UNDERSIGNED REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the date first written above.

CAMBRIAN ENERGY MCCOMMAS BLUFF LLC,
a Delaware limited liability company

By:	/s/ Evan G. Williams
Name:	Evan G. Williams
Title:	Manager

Address for notices:

Cambrian Energy McCommas Bluff LLC
c/o Cambrian Energy Management LLC
624 South Grand Ave., Suite 2420
Los Angeles, CA  90017
Attention:  Evan G. Williams
Telephone:  (213) 628-8312
Facsimile:  (213) 488-9890

S-1